RANGO ENERGY, INC.
400 S. Zang Blvd. Suite 812
Dallas, Texas  75208
T: 1-888-224-6039 F: 1-214-441-2679
www.rangoenergy.com

NEWS RELEASE

Rango Energy to Divest All Rights to Rango-Innex Joint Venture To A New Company To Be Headed By Robert Harrell; Will Pursue New Business Strategy Away From The Oil And Gas Industry

Dallas, Texas (April 1, 2014) - Rango Energy, Inc. (OTCQB: RAGO) ("Rango Energy" or the "Company"), an oil and gas exploration and development company, announced that it has agreed to divest its current joint venture agreement with Innex Energy to a new company to be headed by Robert Harrell. Rango Energy will be providing information to its shareholders about new business initiatives away from the oil and gas industry. Mr. Harrell has agreed to step down from Rango as its CEO and Chairman.

Mr. Harrell commented, "The Rango Board, after much deliberation, has decided to pursue other business opportunities. The Board has agreed to divest the Innex joint venture to a new company that I will head. More information on this new company will be provided in the near term. I plan to move ahead with Innex, their talented technical team and their tremendous oil and gas portfolio to develop a world class energy company and I wish the Rango board the best of luck in pursuing its new line of business."

Said Harp Sangha, the newly appointed CEO of Rango, "We believe that while Bob Harrell and his team have a tremendous opportunity to develop the Innex prospects, our board was presented with a very rare opportunity to move into a new direction that we believe will bring great value to shareholders. We considered putting this new business venture into a subsidiary company, but after much consideration, we could not fund nor properly execute on both businesses. Rango will be giving shareholders information on its new business very soon. We have great respect for Bob Harrell and thank him for his time running Rango."

About Rango Energy

Rango Energy, Inc. is an exploration stage oil and gas company with a strategy to identify, evaluate, explore, and develop new opportunities for oil and natural gas production across North America. Rango has a definitive Joint Venture, Operating and Acquisition Agreement with INNEX California, Inc.

Safe Harbor Statements

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

For further information please contact:

Rango Energy, Inc.
Phone: 1 (888) 224-6039
www.rangoenergy.com